Exhibit 99.1

FOR RELEASE

February 21, 2013

Contacts: Rob Stewart	Media Contact: Adam Handelsman
Investor Relations	President & Founder
Tel (949) 480-8300	SpecOps Communications
Fax (949) 480-8301	(212) 518-7721
adam@specopscomm.com

ACACIA RESEARCH REPORTS

RECORD FOURTH QUARTER AND RECORD YEAR END FINANCIAL RESULTS

Newport Beach, Calif. – (BUSINESS WIRE) – February 21, 2013 – Acacia Research Corporation(1) (Nasdaq: ACTG) today reported results for the three months and year ended December 31, 2012.

Fourth Quarter 2012 Results

•	Revenues in the fourth quarter of 2012 were a record $66,264,000, as compared to $20,795,000 in the comparable prior year quarter.
•	GAAP net income in the fourth quarter of 2012 was 9,823,000, or $0.20 per diluted share, as compared to a GAAP net loss of $4,189,000, or $0.10 per diluted share for the comparable prior year quarter.
•	Non-GAAP net income in the fourth quarter of 2012 was $41,849,000, or $0.86 per diluted share, as compared to a Non-GAAP net loss of $221,000, or $0.01 per diluted share for the comparable prior year quarter. See below for information regarding non-GAAP measures.
•	During the fourth quarter of 2012 we acquired control of 9 patent portfolios.

Fiscal Year 2012 Results

•	Revenues in fiscal year 2012 were a record $250,727,000, as compared to revenues and other operating income of $184,707,000 in the comparable prior year.
•	GAAP net income in 2012 was $59,453,000, or $1.24 per diluted share, as compared to $21,106,000, or $0.51 per diluted share for the comparable prior year.
•	Non-GAAP net income in 2012 was $137,339,000, or $2.86 per diluted share, as compared to $45,013,000, or $1.09 per diluted share for the comparable prior year. See below for information regarding non-GAAP measures.
•	Trailing twelve-month revenues, including other operating income, as of the end of 2012 increased to $250,727,000, as compared to $184,707,000 as of the end of the prior year.
•	During fiscal year 2012 we acquired control of a record 55 patent portfolios.

1

“Acacia generated the second highest revenue quarter in company history in the 4th Quarter of 2012, capping another record year in revenues, profits and new patent portfolios for future licensing,” commented CEO, Paul Ryan.  “These results reflect Acacia’s growing industry leadership in patent licensing and are accelerating new opportunities to partner with patent owners.”

Consolidated Financial Results

Overview

Financial highlights and operating activities during the periods presented included the following:

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011

Revenues and other operating income (in thousands)	$66,264	$20,795	$250,727	$184,707
Net income (loss) (in thousands)	$9,823	$(4,189)	$59,453	$21,106
Non-GAAP net income (loss) (in thousands)	$41,849	$(221)	$137,339	$45,013
Diluted earnings (loss) per share	$0.20	$(0.10)	$1.24	$0.51
Pro forma non-GAAP net earnings (loss) per common share - diluted	$0.86	$(0.01)	$2.86	$1.09
New revenue agreements	27	37	138	125
Licensing programs generating revenues	27	26	68	56
Licensing programs with initial revenues	9	4	31	21
New patent portfolios	9	15	55	40

As of December 31, 2012, trailing twelve-month revenues and other operating income were as follows (in thousands):

As of Date:	Trailing Twelve-Month Revenues*	% Change

December 31, 2012	$250,727	22%
September 30, 2012	205,258	-12%
June 30, 2012	233,355	5%
March 31, 2012	222,617	21%
December 31, 2011	184,707	–

______________________________

* Includes “other operating income.”

As of December 31, 2012, on a consolidated basis, we have generated revenues from 143 technology licensing and enforcement programs, as compared to 112 programs as December 31, 2011.

Summary Financial Results

For the Three Months and Fiscal Years Ended December 31, 2012 and 2011

Revenues and Other Operating Income (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011

Revenues	$66,264	$20,795	$250,727	$172,256
Verdict insurance proceeds	–	–	–	12,451

	$66,264	$20,795	$250,727	$184,707

New revenue agreements	27	37	138	125
Licensing programs generating revenues	27	26	68	56
Licensing programs with initial revenues	9	4	31	21

2

Fourth Quarter 2012 compared to Fourth Quarter 2011. Revenues in the fourth quarter of 2012 increased $45,469,000, or 219%, to $66,264,000, as compared to $20,795,000 in the comparable prior year quarter. In the fourth quarter of 2012, two licensees individually accounted for 38% and 37% of revenues recognized, as compared to one licensee individually accounting for 58% of revenues recognized during the fourth quarter of 2011.

Fiscal Year 2012 compared to Fiscal Year 2011. Revenues in fiscal year 2012 increased $66,020,000, or 36%, to $250,727,000, as compared to $184,707,000 in the prior year. In fiscal year 2012, four licensees individually accounted for 21%, 14%, 10% and 10% of revenues recognized, as compared to three licensees individually accounting for 26%, 17% and 15% of revenues recognized in fiscal year 2011.

In fiscal year 2012 $41,247,000 or 16% of revenues were generated from our patent portfolios in the medical technology industry area, as compared to $8,772,000 or 5% in fiscal year 2011.

Verdict Insurance Proceeds. In the third quarter of 2011, Creative Internet Advertising Corporation (“CIAC”), an operating subsidiary of Acacia, received a $12,451,000 final judgment stemming from its May 2009 trial verdict and damages award in its patent infringement lawsuit with Yahoo! Inc. Yahoo! Inc. appealed the verdict, and in April 2011, a three Judge panel of the United States Court of Appeals for the Federal Circuit reversed the District Court’s judgment of infringement in a 2 to 1 decision. As a result of the reversal of the District Court’s judgment, in September 2011, CIAC submitted a claim under a specific contingency insurance policy previously purchased, and received $12,451,000 in verdict insurance proceeds.

Cost of Revenues and Other Operating Income (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011

Inventor royalties	$3,829	$6,458	$26,028	$46,614
Contingent legal fees	5,463	5,547	24,651	44,247
Verdict insurance proceeds related costs	–	–	–	808

Fourth Quarter 2012 compared to Fourth Quarter 2011. Fourth quarter 2012 revenues, less inventor royalties expense and contingent legal fees expense totaled $56,972,000, or 86% of related quarterly revenues, as compared to $8,790,000 or 42%, in the comparable prior year quarter. The increase in fourth quarter revenues, less inventor royalties expense and contingent legal fees expense as a percentage of related quarterly revenues was due primarily to a higher percentage of revenues generated in the fourth quarter of 2012 having no inventor royalty obligations and lower overall average inventor royalty and contingent legal fee rates for the portfolios generating revenues in the fourth quarter of 2012, as compared to the fourth quarter of 2011.

Fiscal Year 2012 compared to Fiscal Year 2011. Fiscal year 2012 revenues, less inventor royalties expense and contingent legal fees expense totaled $200,048,000, or 80% of related fiscal year 2012 revenues, as compared to $93,038,000 or 50% (including verdict insurance proceeds and related costs) in the prior year. The increase in revenues, less inventor royalties expense and contingent legal fees expense as a percentage of related fiscal year revenues was due primarily to a higher percentage of revenues generated in fiscal year 2012 having no inventor royalty obligations, and lower overall average inventor royalty and contingent legal fee rates for the portfolios generating revenues in fiscal year 2012, as compared to fiscal year 2011.

The economic terms of the patent portfolio acquisition agreements and contingent legal fee arrangements, if any, including royalty obligations, if any, royalty rates, contingent fee rates and other terms and conditions, vary across the patent portfolios owned or controlled by our operating subsidiaries. These expenses fluctuate period to period, based on the amount of revenues recognized each period, the terms and conditions of revenue agreements executed each period and the mix of specific patent portfolios with varying economic terms generating revenues each period.

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011

Litigation and licensing expenses - patents	$6,969	$2,205	$21,591	$13,005

3

Fourth quarter and fiscal year 2012 litigation and licensing expenses-patents increased due primarily to higher net levels of patent portfolio prosecution, litigation support, third-party technical consulting and professional expert expenses associated with our continued investment in ongoing and new licensing and enforcement programs commenced since the end of the prior year. We expect patent-related legal expenses to continue to fluctuate period to period in connection with our current and future patent acquisition, development, licensing and enforcement activities.

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011

Amortization of patents	$18,088	$1,427	$39,019	$9,745

Fourth quarter and fiscal year 2012 non-cash patent amortization charges increased due primarily to $6,575,000 and $19,930,000, respectively, of increased amortization expense related to new patent portfolios acquired since the end of the comparable prior year periods, comprised primarily of non-cash patent amortization expense related to the patents acquired in connection with our acquisition of ADAPTIX, Inc. in the first quarter of 2012 and other patent portfolios acquired in fiscal year 2012. The change also reflects a fourth quarter 2012 and fiscal year 2012 increase in accelerated amortization related to recoupable up-front patent portfolio acquisition costs recovered totaling $10,065,000 and $7,463,000, respectively.

Other Operating Expenses (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011

Marketing, general and administrative expenses	$8,253	$4,974	$28,426	$22,114
Non-cash stock compensation expense - MG&A	8,282	3,688	25,657	13,579
Total marketing, general and administrative expenses	$16,535	$8,662	$54,083	$35,693

Fourth quarter and fiscal year 2012 marketing, general and administrative expenses increased due primarily to an increase in non-cash stock compensation charges resulting from an increase in the average grant date fair value of restricted shares expensed and an increase in restricted shares expensed in the 2012 periods, as compared to the respective prior year periods, a net increase in licensing, business development, and engineering personnel costs since the end of the prior year period and an increase in variable performance-based compensation costs.

Income Taxes:

The income tax provision for the three months and year ended December 31, 2012 is preliminary and subject to adjustment resulting from finalization of the income tax provision in connection with the completion of our year end audit and the filing of our 2012 annual report on form 10-K. We do not expect any final adjustments to be material to the financial information contained herein.

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011

Benefit from (provision for) income taxes (in thousands)	$(5,757)	$635	$(22,060)	$(8,708)
Effective tax rate	37%	13%	27%	29%

4

Fourth Quarter 2012 compared to Fourth Quarter 2011. The fourth quarter 2012 increase in our effective tax rate primarily reflects the increase in pre-tax income, as compared to the prior year quarter.

Fiscal Year 2012 compared to Fiscal Year 2011. The effective tax rate for fiscal 2012 was relatively flat, compared with fiscal 2011.

Tax expense for the periods presented primarily reflects the impact of the following:

•	For financial reporting purposes, tax expense is calculated without the excess tax benefits related to the exercise and vesting of equity-based incentive awards. Under U.S. generally accepted accounting principles, if a deduction reported on a tax return for an equity-based incentive award exceeds the cumulative compensation cost for those instruments recognized for financial reporting purposes, any excess tax benefit is recognized as a credit to additional paid-in capital, as the expense does not reflect cash taxes payable. The deductions related to the exercise and vesting of equity-based incentive awards are available to offset taxable income on our consolidated tax returns. Accordingly, the noncash tax expense calculated without the excess tax benefits, totaling approximately $5.7 million and ($1.1 million) for the fourth quarter of 2012 and 2011, respectively, and $13.2 million and $583,000 for fiscal year 2012 and 2011, respectively, was credited (debited) to additional paid-in capital, not taxes payable.

•	Foreign withholding taxes withheld by the applicable foreign tax authority on payments in connection with certain licensing arrangements executed in fiscal year 2012 and 2011, totaling $11.9 million and $7.5 million, respectively. The tax provisions for the periods presented reflects utilization of foreign taxes withheld as a credit against income tax expense calculated for financial statement purposes.

Financial Condition (in thousands)

Summary Balance Sheet Information:

	December 31,	December 31,
	2012	2011

Cash & cash equivalents and investments	$311,279	$323,286
Accounts receivable	9,843	2,915
Total assets	668,717	352,877
Accounts payable and accrued expenses / costs	9,485	6,625
Royalties and contingent legal fees payable	12,508	23,508
Total liabilities	50,239	30,765

Summary Cash Flow Information:

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011

Net cash provided by (used in):
Operating activities	$34,719	$16,451	$104,949	$60,590
Investing activities	(57,987)	(11,893)	(409,138)	(23,237)
Financing activities	(19,079)	(488)	211,260	174,865
(Decrease) increase in cash and cash equivalents	$(42,347)	$4,070	$(92,929)	$212,218

Patent Acquisition Costs. Patent related acquisition costs in the fourth quarter of 2012 totaled $113,300,000, as compared to $11,875,000 during the comparable prior year quarter.

Patent related acquisition costs in fiscal year 2012 totaled $328,260,000 (including the $150,000,000 purchase of ADAPTIX, Inc., net of cash acquired), as compared to $14,680,000 during the prior year.

5

During fiscal year 2012 we acquired control of 55 patent portfolios. Excluding the acquisition of ADAPTIX, Inc., portfolios acquisitions were comprised of the following:

	Portfolios

	2012	%	2011	%

Partnering - Revenue share with upfront cash advance and preferred returns	25	46%	8	20%
Partnering - Revenue share with no upfront cash advance	19	35%	19	48%
Outright purchase	10	19%	13	33%
	54		40

See “Business Highlights and Recent Developments” below for a summary of patent portfolio acquisitions during the current quarter.

Refer to the section below entitled “Summary Financial Information” for additional summary consolidated balance sheet, statements of operations and cash flow information as of and for the applicable periods presented.

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share (“EPS”), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense, that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management’s internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense. Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis, calculated in accordance with GAAP, for the respective reporting period.

6

Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Similarly, due to the variability associated with the timing and amount of patent acquisition payments and estimates inherent in the capitalization and amortization of patent acquisition costs, management believes that providing a non-GAAP financial measure that excludes non-cash patent amortization charges allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Lastly, for financial reporting purposes, tax expense is required to be calculated without the excess tax benefit related to the exercise and vesting of equity-based incentive awards, however, the deduction related to the exercise and vesting of equity-based incentive awards is available to offset taxable income on our consolidated tax returns. Accordingly, the non-cash tax expense calculated without the excess benefit for financial statement purposes is credited to additional paid-in capital, not taxes payable, and does not represent a cash tax obligation. Management believes that providing a non-GAAP financial measure that excludes excess benefit related non-cash tax expense allows investors to assess our net results and the economic impact of income taxes based largely on cash tax obligations, make more meaningful comparisons between our recurring core business net results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business net results.

There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, non-GAAP net income excludes significant non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense that are recurring, and will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs and non-cash patent amortization reflects the cost of certain patent portfolio acquisitions, amortized on a straight-line basis over the estimated economic useful life of the respective patent portfolio, and may reflect the acceleration of amortization related to recoupable up-front patent portfolio acquisition costs. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.

The accompanying table provided below provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

______________________________________________

A conference call is scheduled for today. The Acacia Research presentation and Q&A will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern).

To listen to the presentation by phone, dial (888) 646-0797 for domestic callers and (706) 758-6764 for international callers, both of whom will need to enter the conference ID 87529890 when prompted. A replay of the audio presentation will be available for 30 days at (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, both of whom will need to enter the Conference ID 87529890 when prompted.

The call is being webcast by CCBN and can be accessed at Acacia’s website at www.acaciaresearch.com.

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research Corporation’s subsidiaries partner with inventors and patent owners, license the patents to corporate users, and share the revenue. Acacia Research Corporation’s subsidiaries control over 250 patent portfolios, covering technologies used in a wide variety of industries.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearchgroup.com and www.acaciaresearch.com.

7

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our ability to become the licensing partner for companies, and our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the effect of the global economic downturn on technology companies, the ability to successfully develop licensing programs and attract new business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation’s financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

8

ACACIA RESEARCH CORPORATION

SUMMARY FINANCIAL INFORMATION

(In thousands, except share and per share information)

(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (3)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011

Revenues	$66,264	$20,795	$250,727	$172,256

Operating costs and expenses:
Cost of revenues:
Inventor royalties	3,829	6,458	26,028	43,727
Contingent legal fees	5,463	5,547	24,651	40,281
Litigation and licensing expenses - patents	6,969	2,205	21,591	13,005
Amortization of patents	18,088	1,427	39,019	9,745
Verdict insurance proceeds	–	–	–	(12,451)
Verdict insurance proceeds related costs	–	–	–	7,661
Marketing, general and administrative expenses (including non-cash stock compensation expense of $8,282 and $25,657 for the three months and year ended December 31, 2012, respectively, and $3,688 and $13,579 for the three months and year ended December 31, 2011, respectively)	16,535	8,662	54,083	35,693
Research, consulting and other expenses - business development	721	1,445	4,943	4,338

Total operating costs and expenses	51,605	25,744	170,315	141,999

Operating income (loss)	14,659	(4,949)	80,412	30,257

Total other income	820	18	937	96

Income (loss) from operations before provision for income taxes	15,479	(4,931)	81,349	30,353

Benefit from (provision for) income taxes	(5,757)	635	(22,060)	(8,708)

Net income (loss) including noncontrolling interests in operating subsidiary	9,722	(4,296)	59,289	21,645

Net (income) loss attributable to noncontrolling interests in operating subsidiaries	101	107	164	(539)

Net income (loss) attributable to Acacia Research Corporation	$9,823	$(4,189)	$59,453	$21,106

Net income (loss) per common share attributable to Acacia Research Corporation:
Basic earnings (loss) per share	$0.20	$(0.10)	$1.26	$0.53
Diluted earnings (loss) per share	$0.20	$(0.10)	$1.24	$0.51

Weighted average number of shares outstanding, basic	48,335,865	41,418,470	47,251,061	39,743,433
Weighted average number of shares outstanding, diluted	48,797,304	41,418,470	48,060,647	41,258,297

Reconciliation of GAAP Net Income (Loss) and EPS to Non-GAAP Net Income (Loss) and EPS

(In thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011

GAAP net income (loss)	$9,823	$(4,189)	$59,453	$21,106

Non-cash stock compensation	8,282	3,688	25,657	13,579
Non-cash patent amortization	18,088	1,427	39,019	9,745
Excess tax benefits related non-cash tax expense	5,656	(1,147)	13,210	583

Non-GAAP net income (loss)	$41,849	$(221)	$137,339	$45,013

Pro forma non-GAAP net earnings (loss) per common share — basic	$0.87	$(0.01)	$2.91	$1.13
Pro forma non-GAAP net earnings (loss) per common share — diluted	$0.86	$(0.01)	$2.86	$1.09
GAAP weighted-average shares — basic	48,335,865	41,418,470	47,251,061	39,743,433
GAAP weighted-average shares — diluted	48,797,304	41,418,470	48,060,647	41,258,297

9

ACACIA RESEARCH CORPORATION

SUMMARY FINANCIAL INFORMATION, (CONTINUED)

(In thousands)

(Unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

	December 31,	December 31,
	2012	2011

ASSETS

Current assets:
Cash and cash equivalents	$221,804	$314,733
Short-term investments	89,475	6,597
Accounts receivable	9,843	2,915
Prepaid expenses and other current assets	3,441	803

Total current assets	324,563	325,048

Property and equipment, net of accumulated depreciation and amortization	339	220
Patents, net of accumulated amortization	313,529	25,188
Goodwill	30,149	–
Investments - noncurrent	–	1,956
Other assets	137	465

	$668,717	$352,877

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses / costs	$9,485	$6,625
Royalties and contingent legal fees payable	12,508	23,508

Total current liabilities	21,993	30,133

Deferred income taxes	27,831	–
Other liabilities	415	632

Total liabilities	50,239	30,765

Total stockholders' equity	618,478	322,112

	$668,717	$352,877

10

ACACIA RESEARCH CORPORATION

SUMMARY FINANCIAL INFORMATION, (CONTINUED)

(In thousands)

(Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income (loss) including noncontrolling interests in operating subsidiary	$9,722	$(4,296)	$59,288	$21,645
Adjustments to reconcile net income (loss) including noncontrolling interests in operating subsidiary to net cash provided by operating activities :
Depreciation and amortization	18,134	1,457	39,168	9,850
Non-cash stock compensation	8,282	3,688	25,657	13,579
Change in valuation allowance	(121)	–	(10,358)	–
Other	451	–	941	(15)

Changes in assets and liabilities:
Accounts receivable	6,792	29,645	(6,928)	5,072
Prepaid expenses and other assets	191	126	(1,294)	1,075
Accounts payable and accrued expenses / costs	238	(627)	2,928	(1,364)
Royalties and contingent legal fees payable	(8,970)	(13,542)	(11,000)	10,748
Deferred income tax	–	–	6,546	–
Net cash provided by operating activities	34,719	16,451	104,949	60,590

Cash flows from investing activities:
Purchase of property and equipment	(68)	(18)	(268)	(190)
Purchase of available-for-sale investments	(97,493)	–	(402,500)	(8,427)
Maturities and sales of available-for-sale investments	152,874	–	321,890	60
Purchase of ADAPTIX, Inc., net of cash acquired	–	–	(150,000)	–
Patent acquisition costs	(113,300)	(11,875)	(178,260)	(14,680)
Net cash used in investing activities	(57,987)	(11,893)	(409,138)	(23,237)

Cash flows from financing activities:
Proceeds from sale of common stock, net of issuance costs	(22)	(3)	218,961	175,229
Repurchase of common stock	(26,732)	–	(26,732)	–
Distributions to noncontrolling interests in operating subsidiary	–	–	(312)	(2,897)
Contributions from noncontrolling interests in operating subsidiary	1,953	662	5,793	1,539
Excess tax benefits from stock-based compensation	5,656	(1,147)	13,210	583
Proceeds from the exercise of stock options	66	–	340	411
Net cash provided by (used in) financing activities	(19,079)	(488)	211,260	174,865
(Decrease) increase in cash and cash equivalents	(42,347)	4,070	(92,929)	212,218
Cash and cash equivalents, beginning	264,151	310,663	314,733	102,515
Cash and cash equivalents, ending	$221,804	$314,733	$221,804	$314,733

11

Business Highlights and Recent Developments(2)

Business highlights of the fourth quarter of 2012 and recent developments include the following:

Revenues for the three months ended December 31, 2012 included fees from the following technology licensing and enforcement programs:

Technology Portfolios

• 4G Wireless technology

• Automotive Safety, Navigation and Diagnostics technology*

• Camera Support technology

• DMT® technology

• Document Assembly Technology for Printers*

• Enhanced Mobile Communications technology*

• Facilities Operation Management System technology

• Information Portal Software technology

• Lighting Ballast technology

• Location Based Services technology

• Messaging technology

• Online Auction Guarantee technology

• Online Gaming technology

• Pop-up Internet Advertising technology

• Targeted Content Delivery & Network File Transfer technology

• Telematics technology

• Video Analytics for Security technology*

Medical Technology Portfolios

• Bone Graft Harvesting technology

• Bone Spacer Devices*

• Bone Wedge technology*

• Hearing Aid technology

• Medical Image Manipulation technology

• Minimally Invasive Surgery*

• Radiation Therapy technology*

• Suture Anchors technology

• Surgical Access technology

• Unicondylar Knee Replacement technology*

________________________

(*) Initial license fees were recorded for these licensing programs in the fourth quarter of 2012.

•	Acacia Research Group LLC and its subsidiaries Advanced Skeletal Innovations LLC, BSI LLC, and Bolt MRI LLC, have entered into a license agreement with a major medical device company.
•	Adaptive Sonics LLC entered into a settlement agreement with Cochlear Limited and Cochlear Americas Corporation. The settlement agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas.
•	ADAPTIX, Inc. entered into a licensing agreement with Nokia-Siemens Networks.
•	Advanced Printing Solutions LLC reached an agreement that resolved, and the parties dismissed with prejudice, the patent litigation action filed against Zebra Technologies Corporation, Civil Action No. 12-cv-3544, which was pending in the United States District Court for the Northern District of Illinois.
•	American Vehicular Sciences (“AVS”) and Gentex Corporation (“Gentex”) have settled all pending patent litigation between them and Gentex has obtained a multi-year license to AVS’s patent portfolio. Pursuant to the license, Gentex will make a series of fixed cash payments to AVS. Other terms of the license are confidential. As a result of this settlement, civil actions Civil Action No. 6:12-CV-406, Civil Action No. 6:12-CV-410, Civil Action No. 6:12-CV-413 and Civil Action No. 6:12-CV-415 filed by AVS against Gentex in the U.S. District Court for the Eastern District of Texas will be dismissed.
•	Brain Life LLC entered into a settlement and license agreement with Medtronic, Inc. The agreement resolved litigation that was pending in the United States District Court for the Southern District of California.
•	Content Delivery Solutions LLC entered into a settlement and license agreement with SAVVIS. The settlement and license agreement resolved patent litigation, Civil Action No. 1:11-cv-00216-LY that was pending in the United States District Court, Western District of Texas.
•	Criminal Activity Surveillance LLC entered into a settlement agreement with Siemens Industry, Inc. covering a patent directed to video analytics used in the field of security. This agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas.
•	Criminal Activity Surveillance, LLC entered into license and settlement agreements with the following licensees that resolved litigation that was pending.

12

• UDP Americas, Inc.	• Mango DSP, Inc.

•	Gametek LLC entered into license and settlement agreements with the following licensees that resolved litigation that was pending in the United States District Court for the Southern District of California.

• NHN USA, Inc., NHN Corporation, IJJI Games, LLC, Aeria Games & Entertainment, Inc. and Red Duck Inc.	• The Playforge, LLC, Playforge Games LLC, Playforge Games II LLC, Saban Brands LLC and Saban Properties LLC

•	Mobile Enhancement Solutions LLC and Apple, Inc. entered into an agreement that resolved the dispute between the parties currently pending in the United States District Court for the Northern District of Texas, Civil Action No. 3:12-cv-795.
•	Portal Technologies LLC entered into a settlement agreement with IAC/INTERACTIVE CORP. The agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas.
•	Radiation Stabilization Solutions LLC entered into a settlement agreement with Varian Medical Systems, Inc. The agreement resolved litigation that was pending in the United States District Court for the Northern District of Illinois.
•	Radiation Stabilization Solutions LLC entered into a Settlement and Patent License Agreement with Accuray, Incorporated, Cancer Treatment Centers of America, Inc., and Midwestern Regional Medical Center, Inc. The agreement resolved lawsuits pending in the United States District Court, Northern District of Illinois, case numbers 11-cv-6462 and 11-cv-7700.
•	Telematics Corporation entered into a settlement and license agreement with CarrierWeb, L.L.C. This agreement resolved patent litigation that was pending in the United States District Court for the Northern District of Georgia.
•	Unified Messaging Solutions LLC entered into license and settlement agreements with the following licensees that resolved litigation that was pending.

• Avalanche, LLC • Avid Life Media, Inc • Comcast Cable Communications LLC • Discover Financial Service	• Doostang, Inc. UBS Financial Services, Inc. • Plentyoffish Media Inc. • Where Are You Now? Ltd.

•	Unified Messaging Solutions LLC and Etsy, Inc. entered into a settlement agreement which resolved the dispute between the parties currently pending in the United States District Court for the Southern District of New York, Case No. 1:12-cv-03829 and pending in the United States District Court for the Northern District of Illinois, Case No. 12-cv-06286.
•	Unified Messaging Solutions LLC entered into agreements with the following licensees which resolved all disputes between the parties currently pending in the United States District Court for the Northern District of Illinois, Case No. 12C6286.

13

• Facebook, Inc.	• AOL Inc.

•	Acacia Research Group LLC and its affiliates continued their patent and patent rights acquisition activities, acquiring a total of 9 new patent portfolios in the fourth quarter of 2012, including the following:
•	In December 2012, acquired patents for Micro-Location Technology.
•	In December 2012, acquired patents for Wireless Infrastructure and User Equipment Technology from Nokia Siemens Networks relating to second (2G), third (3G) and fourth (4G) generation wireless technologies.
•	In December 2012, acquired rights to patents in the orthopedic technology sector.
•	In December 2012, TeleCommunication Systems, Inc. (“TCS”) and a subsidiary of Acacia entered into a patent licensing alliance, whereby the Acacia subsidiary has acquired the rights to a portion of TCS’ wireless data synchronization & data transfer patent portfolio.
•	In December 2012, acquired patents covering broadband communications technologies such as digital subscriber line (DSL) modems and voice-over-internet-protocol (VoIP) phones.

_______________________

(1) As used herein, “Acacia Research Corporation,” “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly and majority-owned operating subsidiaries.  All intellectual property acquisition, development, licensing and enforcement activities are conducted solely by certain of Acacia Research Corporation’s wholly and majority-owned operating subsidiaries.

(2) Acacia Research Group LLC, Adaptive Sonics LLC, ADAPTIX, Inc., Advanced Printing Solutions LLC, Advanced Skeletal Innovations LLC, American Vehicular Sciences LLC, BSI LLC, Bolt MRI LLC, Brain Life LLC, Content Delivery Solutions LLC, Criminal Activity Surveillance LLC, Gametek LLC, Mobile Enhancement Solutions LLC, Portal Technologies LLC, Radiation Stabilization Solutions LLC, Telematics Corporation and Unified Messaging Solutions LLC are wholly and majority-owned operating subsidiaries of Acacia Research Corporation.

(3) The income tax provision for the three months and year ended December 31, 2012 is preliminary and subject to adjustment resulting from finalization of the income tax provision in connection with the completion of our year end audit and the filing of our 2012 annual report on form 10-K. We do not expect any final adjustments to be material to the financial information contained herein.

14